UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 2, 2014

SOUTHWEST GAS CORPORATION
(Exact name of registrant as specified in its charter)

California	1-7850	88-0085720
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5241 Spring Mountain Road
Post Office Box 98510
Las Vegas, Nevada		89193-8510
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 876-7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On September 2, 2014, Southwest Gas Corporation issued a press release announcing that through its wholly owned subsidiaries, led principally by NPL Construction Co., it has signed agreements to acquire three privately held, affiliated construction businesses.  A copy of the press release announcing the pending acquisitions is furnished as Exhibit 99.

Item 8.01 Other Items.

On September 2, 2014, Southwest Gas Corporation (the “Company”), through its wholly owned subsidiaries, led principally by NPL Construction Co. (“NPL”), entered into purchase agreements (the “Purchase Agreements”) to acquire three privately held, affiliated construction businesses (the “Acquisitions”) for approximately US$185 million in cash less assumed debt and subject to a working capital adjustment (“Purchase Price”).  The three acquisition targets (the “Targets”) comprise: (i) Link-Line Contractors Ltd., an Ontario corporation (“Link-Line”), (ii) a holding company that holds 100% of the equity of W.S. Nicholls Construction, Inc., an Ontario corporation, as well as equity interests in two additional companies also operating under the name W.S. Nicholls (“W.S. Nicholls”), and (iii) via asset purchase, the business of Brigadier Pipelines Inc., a Delaware corporation (“Brigadier”).

The Purchase Agreements contain customary representations, warranties, covenants and indemnification provisions.  Upon the closing of the Acquisitions, certain of the principal current owners of the Targets (the “Sellers”) will retain an approximate 10% indirect equity interest in Link-Line and W.S. Nicholls through an equity ownership position in the direct subsidiary of NPL that will serve as the holding company for both such Targets, of which NPL will hold an approximate 90% equity interest.  The approximate 10% indirect equity interest of the principal Sellers has special dividend rights which entitle the principal Sellers as holders to payments equal to 3.4% of any cash dividend paid by NPL to the Company, and subject to certain conditions, such interests may become exchangeable for a 3.4% equity interest in a holding company for the Company’s entire construction services segment.

NPL plans to fund the Acquisitions of Link-Line and W.S. Nicholls and related costs under a new US$300 million secured revolving credit and term loan facility arranged and syndicated by Wells Fargo Securities, LLC and Bank of America Merrill Lynch.

Closing of the Acquisitions is anticipated to occur during October 2014, but is subject to various conditions, including the expiration of an advance notice period under applicable regulations and other customary closing conditions. The Purchase Agreements may be terminated upon the occurrence of certain events, including if the Acquisitions have not closed by October 31, 2014, or by written consent of all parties thereto.  Additionally, if on October 31, 2014, the Acquisitions have not closed other than due to a breach or other failure by the Sellers, the Sellers will have the option to terminate the Purchase Agreements and be paid a $2,000,000 termination fee. The termination fee would be in lieu of any other remedies of the Sellers in such instance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS CORPORATION

Date: September 2, 2014
/s/ GREGORY J. PETERSON
Gregory J. Peterson
Vice President/Controller and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit
No.	Description

99	Press release dated September 2, 2014 announcing pending acquisitions.